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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

The following are the Company's subsidiaries as of April 7, 2003. All beneficial interests are wholly-owned by the Company and are included in the Company's consolidated financial statements.

                     Name of Subsidiary                      State of Organization          Date of Incorporation
                     ------------------                      ---------------------          ---------------------
                      MA Brands, Inc.                              Delaware                        9-16-97
                        Mador, S.A.                           Dominican Republic                   10-29-99
              Mount Vernon Distributors, Inc.                      New York                        10-15-93
        Michael Anthony Jewelers Manufacturing, LLC                New York                        7-25-02
         Michael Anthony Jewelers Real Estate, Inc.                New York                        07-09-02
     Michael Anthony Jewelers Sales & Distribution, LLC            New York                        07-09-02